UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2007
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

2655 Seely Avenue, Building 5		95134
San Jose, California		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (408) 943-1234
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 15, 2007, Cadence Design Systems (“Cadence”) and Michael J. Fister, President and CEO of Cadence, entered into a second amendment (the “Amendment”) to Mr. Fister’s Employment Agreement dated May 12, 2004 (the “Employment Agreement”). The Amendment provides for Mr. Fister to receive a housing allowance of $17,000 per month through December 31, 2007. As provided in the Employment Agreement, Mr. Fister will receive tax gross-up payments in connection with this payment. All other terms of the Employment Agreement remain unchanged. The Amendment to the Employment Agreement was approved by the Compensation Committee of the Board of Directors of Cadence. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
     On May 9, 2007, at the 2007 Annual Meeting of Stockholders of Cadence, Cadence’s stockholders approved the amendment and restatement of the 1987 Stock Incentive Plan (the “Plan”) and the amendment thereof to (i) extend the term of the Plan to continue in effect until May 8, 2017, (ii) increase the total number of shares of Cadence common stock available for issuance under the Plan by 4,000,000 shares to a total of 75,370,100 shares, and (iii) increase the number of shares of Cadence common stock authorized for issuance as incentive stock awards under the Plan by 2,000,000 shares to a total of 5,000,000 shares. A copy of the Plan as amended and restated is attached hereto as Exhibit 10.2 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

10.1	Second Amendment to Employment Agreement, dated as of May 15, 2007, between Cadence Design Systems, Inc. and Michael J. Fister.

10.2	Cadence Design Systems, Inc. 1987 Stock Incentive Plan, as amended and restated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 15, 2007

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ William Porter
William Porter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amendment to Employment Agreement, dated as of May 15, 2007, between Cadence Design Systems, Inc. and Michael J. Fister.

10.2	Cadence Design Systems, Inc. 1987 Stock Incentive Plan, as amended and restated.